UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 10, 2010 (May 5, 2010)

Ampal-American Israel Corporation
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	0-538 (Commission File Number)	13-0435685 (IRS Employer Identification No.)
555 Madison Avenue New York, NY, USA (Address of principal executive offices)	10022 (Zip Code)
(866) 447-8636 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On May 5, 2010, the board of directors (the “Board”) of Ampal-American Israel Corporation (the “Company”) after the 2010 Annual Meeting of Shareholders, in accordance with the authority granted to the Board in the Company’s Bylaws, voted to increase the size of the Board to twelve members and elected Sabih Saylan and Irit Eluz as directors to fill the newly-created vacancies.  Each of Mr. Saylan and Ms. Eluz will serve until the 2011 Annual Meeting of Shareholders and until their respective successors are duly appointed and qualified.  Neither Mr. Saylan nor Ms. Eluz have been appointed to any committees of the Board.

Mr. Saylan did not receive any compensation upon his appointment to the Board, but he is entitled to receive $2,000 for each Board meeting attended, which is the same amount that is paid to other directors of the Company for attending Board meetings.  As a director of the Company, Mr. Saylan is eligible to receive option, equity and other awards under the Company’s incentive plans, as may be granted by the Company from time to time.  For a further description of the compensation the Company pays its directors, please see the section entitled “Q: What type of compensation do directors receive?” in the Company’s Proxy Statement for its 2010 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on March 31, 2010 (the “Proxy Statement”).  At this time, the Company has not granted any option, equity or other awards to Mr. Saylan.

Mr. Saylan has been a Senior Vice President of Merhav (M.N.F.) Ltd. (“Merhav”) since 2006 and a Vice President of Merhav since 1997.  Merhav is one of the largest international project development companies based in Israel and a member of the controlling shareholder group of the Company.

Ms. Eluz did not receive any compensation upon her appointment to the Board and, at this time, will not receive any additional compensation for attending Board meetings.  Ms. Eluz is also the Chief Financial Officer, Senior Vice President – Finance and Treasurer of the Company.  Ms. Eluz’s compensation arrangements for serving as an executive officer of the Company are described in the section entitled “Q: How are the Company’s executives compensated?” in the Company’s Proxy Statement.  At this time, it is not contemplated that Ms. Eluz will receive any additional compensation for serving as a director of the Company.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 5, 2010, the Company held its 2010 Annual Meeting of Shareholders.  The matters listed below were submitted to a vote of the shareholders through the solicitation of proxies.  The proposals are described in detail in the Company’s Proxy Statement.  The voting results are as follows:

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1. Proposal  for the Election of Directors

The following individuals were elected to serve as directors of the Company to hold office until the 2011 Annual Meeting of Shareholders and their respective successors are duly elected and qualified:

Name	FOR	WITHHELD
Yosef A. Maiman	34,309,394	769,584
Leo Malamud	34,716,637	362,341
Dr. Joseph Yerushalmi	34,239,651	839,327
Dr. Nimrod Novik	34,716,862	362,116
Yehuda Karni	34,951,556	127,422
Menahem Morag	34,951,791	127,181
Daniel Vaknin	34,951,522	127,456
Joseph Geva	34,303,709	775,269
Erez I. Meltzer	34,309,469	769,509
Gideon Weinstein	34,715,487	363,491

There were 8,179,961 broker non-votes with respect to the election of directors.

2. Proposal for the Ratification of the Appointment of Kesselman & Kesselman, A Member Firm of Pricewaterhousecoopers International Limited as the Company's Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2010.

The shareholders ratified the appointment of Kesselman & Kesselman, A Member Firm of Pricewaterhousecoopers International Limited (“Kesselman”) to serve as the Company's independent registered public accounting firm for fiscal year ending December 31, 2010.

FOR	AGAINST	ABSTAIN
43,070,067	80,046	108,826

There were no broker non-votes with respect to the appointment of Kesselman to serve as the Company’s independent accounting firm.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPAL-AMERICAN ISRAEL CORPORATION

Date: May 10, 2010	By:	/s/ Yoram Firon
	Name:	Yoram Firon
	Title:	Vice President - Investments and Corporate Affairs

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